document3
smh Automobile

Registered Mail + DHL
Management of
Electrosource, Inc.
2809 IH 35 South
USA-San Marcos, Texas 78666




Bienne, June 4, 1998
WIC/SL


Termination of contract


Dear Sirs

Given the problems of your company to meet with the contractual requirements for the development of the defined battery, we hereby terminate our contract within the four (4) weeks notice period by July 5, 1998.

Electrosource, Inc. is required to stop with immediate effect all work on the Project and deliver us all the results thereof.


Thanking you for your cooperation, we remain

Yours very truly

SMH Automobile LTD




   /s/ Hanspeter Rentsch           /s/ Mougahed Darwish
Dr. Hanspeter Rentsch          Dr. Mougahed Darwish